CONFORMED COPY

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                GoAmerica, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                  22-3693371
----------------------------------------     ---------------------------------
(State of Incorporation or Organization)     (IRS Employer Identification no.)


       401 Hackensack Avenue
       Hackensack, New Jersey                             07601
----------------------------------------     ---------------------------------
(Address of Principal Executive Offices)                (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|


Securities Act registration statement file number to which this form relates:
                                                                    333-94801
                                                                 ---------------
                                                                 (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered

----------------------------------------     ---------------------------------

----------------------------------------     ---------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
--------------------------------------------------------------------------------
                                (Title of Class)

--------------------------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Common Stock, $.01 par value, of GoAmerica, Inc. (the "Company") and certain anti-takeover provisions with respect thereto is contained on pages 56 through 59 under the caption "Description of Capital Stock" in the form of prospectus which shall be deemed to be incorporated by reference from the Company's Registration Statement on Form S-1 (Reg. No. 333-94801).


ITEM 2.   EXHIBITS.

          1 -- Certificate  of  Incorporation.  (Incorporated  by  reference  to
               Exhibit  3.1  to  the   Company's   Registration   Statement  No.
               333-94801).

          2 -- Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement No. 333-94801).


          3 -- Registration Rights Agreement, dated October 15, 1996, by and between GoAmerica Communications Corp. and the Investors set forth therein. (Incorporated by reference to Exhibit 10.16 to the Company's Registration Statement No. 333-94801).


          4 -- Registration Rights Agreement,  dated June 25, 1999, by and among
               GoAmerica Communications Corp. and CIBC WMV, Inc. and other investors. (Incorporated by reference to Exhibit 10.17 to the Company's Registration Statement No. 333-94801).

          5 -- Registration Rights Agreement, dated January 28, 2000, by and among GoAmerica, Inc. and the Investors set forth therein.

                                    SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               GoAmerica,  Inc.
                                               ----------------
                                                 (Registrant)


Date February 7, 2000                By: /s/ Aaron Dobrinsky
                                         --------------------------------------
                                         Aaron Dobrinsky
                                         President and Chief  Executive Officer

                                                                       Exhibit 5


                                 GOAMERICA, INC.

                          REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 28th day of January, 2000, by and among GoAmerica, Inc., a Delaware corporation (the "Company"), Dell USA L.P., a Texas limited partnership, Carousel Capital Partners, L.P., a Delaware limited partnership, Forstmann Little & Co. Equity Partnership - VI, L.P., a Delaware limited partnership, ("Forstmann Little") and Impact Venture Partners, L.P., a Delaware limited partnership (referred to collectively herein as the "Investors" and each individually as an "Investor").

                                    RECITALS

      WHEREAS, the Investors are purchasing shares of the Company's Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"), pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Investment");

      WHEREAS, the obligations in the Purchase Agreement are conditioned upon the simultaneous execution and delivery of this Agreement; and

      WHEREAS, in connection with the consummation of the Investment, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:


SECTION 1.  GENERAL.
--------------------

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

            "Initial   Offering"  means  the  Company's  first  firm  commitment
underwritten public offering of its Common Stock registered under the Securities Act.

            "Prior Registration Rights Agreements" means (i) that certain Registration Rights Agreement, dated October 15, 1996, by and among the Company and the investors party thereto; and (ii) that certain Registration Rights Agreement, dated June 25, 1999, by and among the Company and the investors party thereto.

            "Qualified Initial Offering" means: (i) if within twelve months of January 28, 2000, the closing of an underwritten public offering of Common Stock at a public offering price of at least $57.50 per share (as adjusted for subdivisions of the Common Stock, whether by stock split stock dividend or otherwise) and gross proceeds to the Corporation in excess of $25,000,000; or
(ii) if after such date, the closing of an underwritten public offering of Common Stock at a public offering price of at least $80.00 per share (as adjusted for subdivisions of the Common Stock, whether by stock split stock dividend or otherwise) and gross proceeds to the Corporation in excess of $25,000,000.

            "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.

            "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

            "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders selected by a majority of Holders participating in a particular registration, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding (a) the compensation of regular employees of the Company which shall be paid in any event by the Company and (b) Selling Expenses).

            "SEC" or "Commission" means the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

            "Shares" shall mean the Company's Series B Preferred Stock issued pursuant to the Purchase Agreement and held by the Investors listed on Exhibit A hereto and their permitted assigns.

            "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.


SECTION 2.  RESTRICTION.
------------------------

      2.1 DEMAND REGISTRATION.

            (a) Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.1(a) or Section 2.3(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 2.1 or
Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company or of those stockholders permitted to participate in the offering pursuant to the terms of a Prior Registration Rights Agreement are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

            (c) In the event of dissolution of Forstmann Little or any of its affiliates then holding Registrable Securities, or in the event that the Company shall receive an opinion of counsel to Forstmann Little or any of its affiliates then holding Registrable Securities, in form and substance reasonably satisfactory to the Company, that the continued ownership of Registrable Securities by Forstmann Little or any of its affiliates then holding Registrable Securities would more likely than not: (i) result in a material violation of any statute, rule, regulation, license, permit or similar approval or order of a governmental authority that is applicable to Forstmann Little or any of its affiliates then holding Registrable Securities; or (ii) subject Forstmann Little or any of its affiliates then holding Registrable Securities to any penalty material to any such entity under law or of any governmental authority, in any such case that cannot be cured without a material cost to such entity; or (iii) impair the "venture capital operating company" status of Forstmann Little or any of its affiliates then holding such Registrable Securities, then the Company shall, upon the written request of such entity, file a registration statement under the Securities Act covering all, but not less than all, of the Registrable Securities then held by such entity and effect the registration of such Registrable Securities.

            (d) The Company shall not be required to effect a registration pursuant to this Section 2.1:

                  (i) prior to the date that is one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

                  (ii) after the Company has effected one (1) registration pursuant to this Section 2.1, and such registration has been declared or ordered effective and kept effective by the Company as required by Section 2.5(a) of this Agreement unless the registration was made pursuant to Section 2.1(c) and provided, that a demand made pursuant to Section 2.1(c) hereof shall not qualify as a registration for the purposes of this Section 2(d)(ii).

                  (iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chairman of the Board stating that in the good faith and reasonable judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                  (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

      2.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements and the filing of a Registration

Statement in connection with a Qualified Initial Public Offering) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder as set forth herein. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder as set forth herein. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (a)  Underwriting.  If the  registration  statement  under which the
Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first to all stockholders who are entitled to participate and who have elected to participate in the offering whether pursuant to the terms of this Agreement or pursuant to the terms of the Prior Registration Rights Agreements on a pro rata basis based upon the total number of shares held by each such Participating Stockholder that are subject to piggyback registration rights pursuant hereto or thereto (the "Prior Securities"); second, to the Company; and third, to any other stockholder of the Company on a pro rata basis. Notwithstanding the foregoing, however, no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty percent (20%) of the aggregate amount of securities of the selling Holders so requested to be included in such registration, unless such offering is the Qualified Initial Offering in which event no Holder shall have any right to participate therein. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners, stockholders, subsidiaries, parents and affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

            (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the
effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section
2.4 hereof.

      2.3 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

            (b) as soon as practicable, file such registration statement and use its best efforts to have such registration statement declared effective and obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 2.3:

                  (i) if Form S-3 is not available for such offering by the Holders;

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

                  (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith and reasonable judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

                  (iv) after the Company has effected two (2) registrations on Form S-3 pursuant to this Section 2.3 in any twelve (12) month period, and such registrations have been declared or ordered effective; or

                  (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively.

      2.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly revealed at least forty-eight (48) hours prior to the Initiating Holders request or that the Company had not otherwise notified the Initiating Holders of at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.1 or
Section 2.3, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.1 or Section 2.3.

      2.5  OBLIGATIONS  OF  THE  COMPANY.   Whenever   required  to  effect  the
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

      2.6 TERMINATION OF REGISTRATION RIGHTS. Except for the registration rights set forth in Section 2.1(c) hereof, all registration rights granted under this
Section 2 shall terminate and be of no further force and effect seven (7) years after the date of the Company's Qualified Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (b) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of Series B Preferred Stock on an as converted basis) and (c) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

      2.7 DELAY OF REGISTRATION; FURNISHING INFORMATION.

            (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

            (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.

      2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3:

            (a) The Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement (provided, however, that the Company will not be required to indemnify any of the foregoing persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the person making the claim with respect to which indemnification is sought hereunder, and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner, and such subsequent prospectus was so delivered to such person); and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one counsel of their own, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

            (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

            (e) The  obligations  of the Company and Holders  under this Section
2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities to which (a) there is transferred to such transferee no less than twenty thousand (20,000) shares of Registrable Securities, appropriately adjusted to reflect any stock splits, stock dividends, subdivisions, reverse splits and similar events, (b) there is transferred to such transferee at least ten percent (10%) of the shares of Registrable Securities held by the Holder, (c) such transferee is an affiliate, subsidiary or parent company of a party hereto or (d) such transferee or transferees are partners of a Holder, who agree to act through a single representative; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

      2.10 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

      2.11 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to or on parity with those granted to the Holders hereunder.

      2.12 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act with respect to an Initial Public Offering, Qualified Initial Offering or other underwritten public offering of the Company's Common Stock; provided that all officers and directors of the Company and holders of at least five percent (5%) of the Company's voting securities enter into similar agreements.

      Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.12.

      2.13 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.


SECTION 3.  MISCELLANEOUS.
--------------------------

      3.1  GOVERNING  LAW.  This  Agreement  shall be construed  under  Delaware
General Corporation Law as to matters of corporate law and, as to all other matters of law, shall be governed and construed under the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in the State of Delaware.

      3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      3.4 ENTIRE AGREEMENT. This Agreement, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      3.5  SEVERABILITY.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      3.6 AMENDMENT AND WAIVER.

            (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

            (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

            (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

            (d) For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

      3.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

      3.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      3.9 PRIORITY OF REGISTRATION RIGHTS. Not withstanding anything herein to the contrary, in the event of any conflict between the provisions of this Agreement and the provisions of any of the Prior Registration Rights Agreements, the provisions of this Agreement shall govern.

      3.10 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      3.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      3.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      3.13 MUTUAL DRAFTING. This Agreement is the result of the joint efforts of the Company and each of the Investors and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of the party's involvement in the drafting thereof.



                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

GOAMERICA, INC.


By: /s/ Aaron Dobrinsky
   -----------------------------------------
Print Name: Aaron Dobrinsky
           ---------------------------------
Title: President and Chief Executive Officer
      --------------------------------------
Address:  401 Hackensack Avenue
          Hackensack, NJ  07601
          Attn:  Aaron Dobrinsky, President



INVESTORS:

DELL USA L.P.

By:   Dell Gen. P. Corp.
      Its General Partner


      By: /s/ Thomas H. Welch, Jr.
         ---------------------------------------------
      Name: Thomas H. Welch, Jr.
           -------------------------------------------
      Title: Vice President and Deputy General Counsel
            ------------------------------------------


CAROUSEL CAPITAL PARTNERS, L.P.

By:   Carousel Capital Company, LLC, its general partner

      By: /s/ Nelson Schwab
         ---------------------------------------------
      Name: Nelson Schwab
           -------------------------------------------
      Its: Managing Director
          --------------------------------------------


FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP - VI, L.P.


By:   FLC XXXII Partnership, L.P., its general partner

      By: /s/ Thomas H. Lidler
         ---------------------------------------------
      Name: Thomas H. Lidler
           -------------------------------------------
      Its: General Partner
          --------------------------------------------

IMPACT VENTURE PARTNERS, L.P.


      By: /s/ Adam Dell
         ---------------------------------------------
      Name: Adam Dell
           -------------------------------------------
      Its: Managing General Partner
          --------------------------------------------

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS



Dell USA L.P..........................................   324,028 shares
Carousel Capital Partners, L.P........................   162,014 shares
Forstmann Little & Co. Equity Partnership - VI, LP....    87,239 shares
Impact Venture Partners, L.P..........................    74,776 shares